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                                                                   EXHIBIT 10.16

                          MASTER REPURCHASE AGREEMENT

     Effective as of July 1, 2000 by and between United States Fire Insurance Company ("U.S. Fire") and Fairfax Financial Holdings Limited ("Fairfax").

     WHEREAS, U.S. Fire, in the normal course of its business, may from time to time agree to pay claims to policyholders that require it to sell or otherwise liquidate certain securities or other invested assets in order to raise sufficient cash to make such payments; and

     WHEREAS, U.S. Fire typically pays policyholder claims prior to receiving reimbursement for such claims from its reinsurers, requiring U.S. Fire to make cash payments on claims that can greatly exceed its ultimate net liability for such claims and creating a timing gap between payments by U.S. Fire and recovery from its reinsurers; and

     WHEREAS, Fairfax, as the indirect owner of U.S. Fire, has an interest in maximizing the return on invested assets of U.S. Fire; and

     WHEREAS, Fairfax seeks to assist U.S. Fire in managing its cash flow to eliminate or minimize investment losses resulting from the sale or liquidation of securities in order to cover short-term cash requirements.

     NOW, THEREFORE, for due and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   TRANSACTIONS

    From time to time, the parties hereto may enter in to transactions (each a "Transaction") in which U.S. Fire agrees to transfer to Fairfax certain securities ("Securities") against the transfer of an amount in United States dollars equal to the fair market value of such Securities on the date of transfer, such amount not to exceed U.S. $25,000,000 singly or, when combined with amounts then outstanding from any other Transaction, in the aggregate (the "Purchase Price") by Fairfax to U.S. Fire and Fairfax agrees to transfer to U.S. Fire such Securities on a date to be agreed by Fairfax and U.S. Fire and which shall be on or before December 31 of the year during which such transfer is made (the "Repurchase Date"), against the transfer of funds by U.S. Fire.

2.   REPURCHASE

    U.S. Fire shall repurchase the Securities from Fairfax on or before the Repurchase Date for an amount not to exceed the sum of the Purchase Price and the aggregate amount obtained by daily application of the stated interest rate of each Security to the Purchase Price paid for such Security on a 360 day per year basis for the actual number of days during the period commencing on the (and including) the Purchase Date and ending on (but excluding) the Repurchase Date.

3.   INCOME PAYMENTS

    U.S. Fire shall be entitled to receive, with respect to any Security at any time, an amount equal to any principal thereof and all interest, dividends or other distributions thereon ("Income") paid or distributed in respect of the Securities that are not otherwise received by U.S. Fire to the full extent it would be so entitled if the Securities had not been sold to Fairfax. Fairfax shall, as the parties may agree (or, in the absence of any such agreement, as Fairfax shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the accounts of U.S. Fire such Income with respect to any Securities or
    (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Fairfax by U.S. Fire upon termination of the Transaction.


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4.   SECURITY INTEREST

    Although the parties intend that the Transaction be a sale and purchase and not a loan, in the event the Transaction is deemed to be a loan, U.S. Fire shall be deemed to have pledged to Fairfax as security for the performance by U.S. Fire of its obligations under the Transaction, and shall be deemed to have granted to Fairfax a security interest in, all of the Securities and all income thereon and other proceeds thereof.

5.   PAYMENT AND TRANSFER

    Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to U.S. Fire and Fairfax.

6.   SEGREGATION OF SECURITIES

    To the extent required by applicable law, all Securities in the possession of Fairfax shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of U.S. Fire's interest in the Securities shall pass to Fairfax on the Purchase Date and, unless otherwise agreed by Fairfax and U.S. Fire, nothing in this Agreement shall preclude Fairfax from engaging in repurchase transactions with the Securities or otherwise selling, transferring, pledging or hypothecating the Securities, but no such transaction shall relieve Fairfax of its obligations to transfer Securities to U.S. Fire pursuant to Paragraph 2 hereof, or of Fairfax's obligation to credit or pay Income to, or apply Income to the obligations of, U.S. Fire pursuant to Paragraph 3 hereof.

7.   NOTICES AND OTHER COMMUNICATIONS

    Any and all notices or other communications hereunder shall be given by mail or facsimile as follows:

    To Fairfax:                           Fairfax Financial Holdings Limited
                                          95 Wellington Street West, Suite 800
                                          Toronto, Ontario, Canada M5J 2N7
                                          Facsimile: 416-367-2201
                                          Attention: Chief Financial Officer
    To U.S. Fire:                         United States Fire Insurance Company
                                          305 Madison Avenue
                                          Morristown, New Jersey 07960
                                          Facsimile: 973-490-6612
                                          Attention: Chief Financial Officer

8.   ENTIRE AGREEMENT; SEVERABILITY

    This Agreement shall supersede any existing agreements between the parties concerning the subject matter hereof. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

9.   GOVERNING LAW

    This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

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10. COUNTERPARTS

    This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                               FAIRFAX FINANCIAL HOLDINGS LIMITED


                                               By:  /s/  BRADLEY P. MARTIN
                                                    ------------------------------------------
                                                    Bradley P. Martin
                                                    Title: Vice President


                                               UNITED STATES FIRE INSURANCE COMPANY


                                               By:  /s/  MARY JANE ROBERTSON
                                                    ------------------------------------------
                                                    Mary Jane Robertson
                                                    Title: Executive Vice President,
                                                          CFO and Treasurer


                                               By:  /s/  VALERIE GASPARIK
                                                    ------------------------------------------
                                                    Valerie Gasparik
                                                    Title: Secretary

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

                              AMENDMENT NUMBER ONE
                                     TO THE
                          MASTER REPURCHASE AGREEMENT

     This Amendment Number One ("Amendment") to the Master Repurchase Agreement ("Agreement") is entered into as of September 11, 2001, by and between United States Fire Insurance Company ("U. S. Fire") and Fairfax Financial Holdings Limited ("Fairfax").

     WHEREAS, U. S. Fire and Fairfax entered into the Agreement effective as of July 1, 2000;

     WHEREAS, defined terms used herein but not otherwise defined shall have the meanings set forth in the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

I. Section 1 of the Agreement is hereby replaced in its entirety with the following:

1.   TRANSACTIONS

    From time to time, the parties hereto may enter in to transactions (each a "Transaction") in which U.S. Fire agrees to transfer to Fairfax certain securities ("Securities") against the transfer of an amount in United States dollars equal to the fair market value of such Securities on the date of transfer, such amount not to exceed U.S. one hundred million dollars ($100,000,000) singly or, when combined with amounts then outstanding from any other Transaction, in the aggregate (the "Purchase Price") by Fairfax to U.S. Fire and Fairfax agrees to transfer to U.S. Fire such Securities on a date to be agreed by Fairfax and U.S. Fire and which shall be on or before December 31 of the year during which such transfer is made (the "Repurchase Date"), against the transfer of funds by U.S. Fire.

II. Except as otherwise provided in its Amendment, all of the terms and conditions of the Agreement will remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. In the event of any conflict or inconsistency between the Agreement and this Amendment, this Amendment will prevail.

III. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IV. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument.

V.  This Amendment shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

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

                                               FAIRFAX FINANCIAL HOLDINGS LIMITED


                                               By:  /s/  BRADLEY P. MARTIN
                                                    ------------------------------------------
                                                    Bradley P. Martin
                                                    Title: Vice President


                                               UNITED STATES FIRE INSURANCE COMPANY


                                               By:  /s/  MARY JANE ROBERTSON
                                                    ------------------------------------------
                                                    Mary Jane Robertson
                                                    Title: Executive Vice President,
                                                          Chief Financial Officer and
                                                    Treasurer


                                               By:  /s/  VALERIE J. GASPARIK
                                                    ------------------------------------------
                                                    Valerie J. Gasparik
                                                    Title: Vice President & Secretary

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